EXHIBIT 10.1

MANAGEMENT SERVICE AGREEMENT

Between

CANADIAN LEARNING SYSTEMS CORPORATION

and

SINO-CANADA HIGH SCHOOL

THIS AGREEMENT is dated the January 1st, 2008.

BETWEEN:

(1)
Canadian Learning Systems Corporation, a private company with limited liability incorporated in the British Virgin Islands (Company Number: 567633 and have its office at Room 2101, Silver Tower, No. 933, West Zhongshan Road, Shanghai, 200051, People’s Republic of China (hereinafter “CLSC”); and

(2)	Sino-Canada High School is a fully certified Canadian Offshore High School in China, located at No. 1, Lian Nan Road, Lu Xu Town, Wujing, Suzhou, Jiangsu (hereinafter “SCHS”).

WHEREAS:-

(1)	SCHS provides dual diploma and dual curriculums of Canada and Chinese high school education service to both Chinese and international students in China.

(2)	CLSC provides education management service to SCHS.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.           Education Management Service

1.1
CLSC agrees to provide the education management service to SCHS, while SCHS agrees CLSC is the exclusive management service provider to SCHS. The education management service includes but not limited to:

1.1.1	Coordinate with assigned supervisor from Ministry of Education, British Columbia, Canada for business issues related to SCHS;

1.1.2	Train Chinese teachers in aspects of English literature and culture;

1.1.3	Interview foreign teachers for SCHS whenever it may need;

1.1.4	Apply with Canadian ministry of education for awarding diploma to SCHS’s graduating students upon they have earned required credits, etc.;

1.1.5	Provide overseas expense management service in terms of operating expenses, communications, business travel and staff compensation, etc.;

1.1.6	Tutor SCHS’s graduating students in terms of application for admission to overseas universities and provide every possible service in the process;

1.1.7	Provide services related to student exchange program for SCHS.

2.           Compensation for Services

2.1	SCHS shall pay CLSC a management fee which includes:

(1) Management fee (A) which is calculated based on total number of students on campus at the end of service period at unit price of Rmb2,800 per student per month for the period ended September 30, 2008;

(2) Management fee (B) for other services provided by CLSC as described in the Clause 1.1 which is calculated based on an annual fixed amount of Rmb360,000 amortized over 12 month period plus a floating amount calculated at unit price of Rmb190 per student per month for the period ended September 30, 2008.

(3) The Management fee (A) and Management fee (B) is subject to review next quarter.

(4) The Management fee (A) and Management fee (B) are due on demand.

2.2           Any expense that is paid through CLSC on behalf of SCHS, SCHS shall reimburse CLSC the same amount.

3.           Governing Law

This Agreement and, unless expressly provided therein, shall be governed by and construed and interpreted in accordance with the laws of the Hong Kong Special Administrative Region.

4.	Amendments

This term of this Agreement may be renegotiated and amended upon mutually agreed by both parties. Upon then, new Agreement shall be entered to replace this Agreement.

5.           Execution

This Agreement will be effective immediately upon duly signed by both parties.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

SIGNED by for and on behalf of Canadian Learning Systems Corporation:

SEALED WITH THE COMMON SEAL of Sino-Canada High School: